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                                                                   EXHIBIT 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 Post-Effective Amendment No. 1) and related Prospectus of Intuit Inc. for the registration of up to $1,000,000,000 in shares of its common stock and to the incorporation by reference therein of our report dated August 22, 2000 with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP
Palo Alto, California
January 5, 2001